SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 11, 2002

VIGNETTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (512) 741-4300

Item 5.    OTHER EVENTS.

On November 11, 2002, Vignette Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company approved a stock repurchase program (the “Program”) whereby the Company could repurchase up to $20,000,000 of its common stock, effective immediately. Any share repurchases under the Program may be made over a period of up to six months, and may be made in the open market, through block trades or otherwise. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time to time without prior notice. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.    EXHIBITS.

Exhibit Number	Description

99.1	Vignette Corporation Press Release issued on November 11, 2002 regarding a Company stock repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: November 14, 2002	By:	/s/ THOMAS E. HOGAN
Thomas E. Hogan President and Chief Executive Officer

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